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Final Transcript

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference

C O R P O R A T E   P A R T I C I P A N T S
Craig Manson
Ceridian Corporation - VP IR

Kathy Marinello
Ceridian Corporation - President, CEO

Doug Neve
Ceridian Corporation - CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S
Elizabeth Grausam
Goldman Sachs - Analyst

Jim Kissane
Bear, Stearns, & Co. - Analyst

Craig Peckham
Jefferies and Co. - Analyst

Mark Marcon
Robert W. Baird & Company, Inc. - Analyst

David Cohen
JPMorgan Chase & Co. - Analyst

Charlie Murphy
Morgan Stanley - Analyst

Steve Stout
UBS - Analyst

P R E S E N T A T I O N

_________________________________________________________________________________________________________________________________________
Operator

Good morning. My name is Luanna, and I will be your conference operator today. At this time, I would like to welcome everyone to the fourth quarter 2006 earnings conference call.

[OPERATOR INSTRUCTIONS]

Mr. Manson, you may begin your conference.

_________________________________________________________________________________________________________________________________________
Craig Manson - Ceridian Corporation - VP IR

Thank you, Operator. This is Craig Manson, Vice President of Investor Relations for Ceridian. I would like to welcome you to the Ceridian Corporation fourth quarter and full year 2006 earnings conference call. Participating on today's call are Kathryn Marinello, our President and CEO, and Douglas Neve, our EVP and CFO.

Before we begin today's discussion, I would like to read the following Safe Harbor statement. This presentation and the comments on this call contain statements that are not historical in nature and are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause Ceridian's actual results to differ materially from those expressed in such forward-looking statements.

Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in filings with the SEC, including those factors which are discussed in Ceridian's 2005 annual report on Form 10-K and 2006 quarterly reports on Form 10-Q.

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any future disclosures Ceridian makes on related subjects in future reports to the SEC.

Now, with that, I will now turn the call over to Kathy Marinello. Kathy?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Thank you, Craig. Good morning, and thank you for joining us on the call this morning. Before I turn to the discussion of our earnings, I want to give you a brief review of my initial impressions of Ceridian, given that I've only been here a short time. This review will include where I see us today and a little bit about our plans for and confidence in the future.

First of all, I'm very happy to be here and to be at the helm of such a terrific Company. We just announced the results of a strong year for both Human Resource Solutions and Comdata. Profit margins in our HRS business doubled in 2006, and Comdata posted its 11th straight quarter of double-digit top line growth. As we continue to apply our expertise and experience to improving our businesses, including through the execution of the business plan I'll discuss shortly, we fully expect even further benefits in the future.

As you can imagine, before I took this job a little over three months ago, I did a significant amount of due diligence. When I first spoke with the Board about assuming my present role, the Board's mandate was clear. What strategies was I planning to pursue to increase shareholder value? Let me assure you that both the Board and I are fully focused on that mission. Once I got here, I set out to kick more tires, ask more questions, and meet as many customers and employees as I could. What I found is a
Company with great people and great assets. The business generates significant free cash flow, has no meaningful debt balances, and requires relatively low levels of capital expenditures to maintain and grow. The financial situation at Ceridian is clearly not a barrier to greater success.

On the Ceridian Board, we have a number of industry leaders who are committed to building shareholder value and positioning Ceridian for growth and success. Part of that commitment is reflected in our willingness to take whatever action is necessary. Consistent with this, our Board has decided to explore a broad range of strategic alternatives to enhance shareholder value. To assist in this effort, we've retained Greenhill and Company and Wachtell, Lipton, Rosen and Katz as financial and legal advisors, respectively.

Let me tell you what I can about this process. It is being undertaken in order to provide the Board with a comprehensive understanding of all options to increase shareholder value and to insure the future success of our Company. By conducting a vigorous and comprehensive process, we will fairly assess all options and do what is right for Ceridian and its shareholders. This is the right move by the Board and the right step for our Company at this time. We will disclose developments with respect to this process when the Board has made a final decision.

Let me take you through a more detailed look at our businesses and some of the initiatives we've undertaken and what we have planned. When I arrived here at Ceridian, I found in Comdata a fast growing and profitable business, with a management team that has fostered a spirit of innovation, promising even better results in the future. As you know, Gary Krow heads up this division and is a key ingredient of its success. Gary and I work well together, and what we've discovered over the last few months is that we share similar operational values and views. I have tremendous confidence in his ability to continue to innovate and improve what is already a strong competitor in the transaction processing arena.

At US HRS I confirmed what I already knew, that this division of the Company operates in a huge fragmented market and has a real opportunity to match the leaders in those markets in terms of profitability. Top line growth in this business segment has been in the mid single digits, and our margins have been running below industry standards. When I joined Ceridian, the Company was already beginning to address these issues through sales force and consolidation initiatives and cost controls. But more needs be done, and that work has already begun.

Working with a business that is fundamentally sound, but which needs to close the execution gap, is the sort of challenge that I relish and in which I have a lot of experience. Based on the information compiled through a careful study of the Company over the past few months, we have developed a business plan designed to leverage our strength and capitalize on the opportunities that lie ahead.

Comdata and our Canadian HRS operations are strong, and we expect them to continue to deliver exceptional results in 2007 and beyond. Our business units in the UK and our Benefit Services, LifeWorks, and HRO business units in the US have in place business plans and leadership that I believe will result in improved performance in
2007 and impressive opportunities for future growth. While we continue to improve these businesses, my primary focus is on the US HR payroll business. It is our largest revenue stream and the core of what we do.

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

For the past two years, the Company has developed a plan to improve margins in US HRS and has begun to deliver against that plan. Taking the business from break-even to 9% margins over the past two years was an accomplishment. But it is only a starting point. Our target is to further improve US HRS margins, and to get there our business plan focuses on four principle areas: Improving retention rates, rationalizing our technology plans and spending, streamlining operations, and fostering strong leadership with accountability.

First, improving retention rates. A 1% increase in retention rates translates into $8 million of operating income. There is significant room for improved retention through better implementation, service reliability, and account management.

Second, rationalizing our technology plans and spending. Our technology spending in US HRS is over 20% of revenue, currently. As we focus on key customer needs, reducing complexity and redundancies, and sunsetting all platforms, we believe we can lower the amount of money spent on technology by at least 5 percentage points.

Third, streamlining operations. The principle objective here is developing the best customer service in the industry by eliminating bureaucracy and de-layering the organization. We are also focused on increasing top line revenue growth through improved sales and productivity. While the quality and the productivity of our sales force is a core strength of Ceridian, we want to make sure that our investment delivers substantial new business at a proper price. We've expanded the sales force in the past six months and have taken steps to improve productivity further.

Fourth, and as importantly, is instilling a culture of leadership with accountability. Not only are we getting the best people in place, we will hold them accountable and measure their success against the metrics that drive our business.

Essential to the development and execution of this plan are the new members of the senior management team that have joined Ceridian. Following an assessment of our bench, I've taken steps to rebuild the depth and breadth of our team. I've already commented on how impressed I was by some of the people I found in place at Ceridian. I also want to mention some of the key hires we've made in the last few months to add specific expertise to our talent pool and give enhanced momentum to the improvements at US HRS.

Michael Shea has joined as EVP of Quality and Service Operations, Perry Cliburn as Chief Technology Officer, and Kairus Tarapore as EVP of Human Resources. Michael
will be responsible for overseeing the customer service quality assurance. He was with GE for 16 years in senior -- in a number of senior management positions. Most recently, he was Senior Vice President of Operations for GE Commercial Finance Lead Services.

Perry will lead our technology efforts in excellence and delivery. He formerly was Senior Vice President and Chief Information Officer for Hewitt Associates. Prior to Hewitt,
he held senior technology leadership positions at First Data and Arthur Andersen.

Kairus will lead HR for all of our business. He formerly was Senior Vice President of Global Quality For GE Commercial Financial Fleet Services. Previously, he held several human resource leadership roles for GE in the United States, Canada, and India. Kairus, in addition to having a great human resources resume, brings a significant amount of experience in rolling out quality initiatives. Michael, Perry, and Kairus will report directly to me.

In short, shareholders have the right to expect industry competitive margins from Ceridian. And to deliver that, we need the best leaders in the industry, and that is exactly what we're getting with these additions to our team. The experience of these three leaders with customer service, technology, and leadership development expertise in the
HR industry and in other large successful B to B organizations will be invaluable to our Company. Their collective experience is critical for a business that demands the highest quality and the delivery of repeatable and reliable service to our customers. While the timing of translating initiatives into industry-competitive margins is still uncertain, we have every reason to believe we will be successful, and we will endeavor to update you regularly on our progress towards achieving these goals.

In summary, everything I've seen at Ceridian has reinforced my belief in the potential of this Company. I liked what I saw when I arrived a little over three months ago, and from my conversations with customers and employees, I know I can help make Ceridian a better Company and deliver even better results for the shareholders. That is my primary objective.

Before I turn the call over to Doug for additional details on our earnings, let me address one other topic. While I have been focused on understanding the issues related to our two core businesses and developing a plan to address those issues, one of our new investors notified us they intend to nominate their own slate of directors Company's
Board at our next annual meeting. We are not going to allow this proxy contest to distract us from creating additional value for our shareholders.

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

And finally, I would like to note that given the sensitive nature of this strategic alternatives process and its importance, while we work with our financial and legal advisors, we cannot take questions on the exploration process during today's call, or for that matter, on the proxy contest. I ask that you focus today's discussion on our strong earnings and the Company's performance.

Doug?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Thanks, Kathy. Good morning, everyone.

I'll spend some time talking about the operational results for the quarter and our outlook for 2007. From an earnings standpoint, the fourth quarter was excellent and reflects the progress we have made in our businesses. Our reported earnings per diluted share were $0.35, which was above the guidance range of $0.31 to $0.33 per diluted share that we gave in October.

The earnings this quarter were fairly straightforward. Although unanticipated revenue deferrals in the US and the UK impacted the HRS top line of $283 million in the quarter by about $4 million, there were no other significant one-time items hitting the P&L this quarter. You might also recall that last year's $0.32 fourth quarter EPS had an approximate $0.06 positive impact from tax reserve reversals. A lower tax rate of 36.3% helped us by about $0.01 per share in this year's fourth quarter.

We were helped by a few discreet tax items in the quarter, but more importantly, the effective tax rate in the fourth quarter was about a point lower than it had been running previously. We expect that our effective tax rate, excluding discreet items on a going-forward basis, will stay about a point lower than it has been in recent years, at around
37.5% . The other $0.02 of earnings per share outperformance in the quarter resulted from a solid performance in Comdata, where revenue exceeded expectations, and by higher operating margins in HRS. Total fourth quarter revenue for the Company was $404 million, which was up 6% over last year and within the guidance range we provided in October.

Comdata's revenue grew 16% to $121.3 million, which was above the high end of our guidance range. Comdata's growth was driven by an impressive performance in the retail services segment, which grew organically by over 20% year-over-year. In contrast to previous quarters, fuel prices had a modest negative impact on Comdata's revenue growth this quarter. HRS revenue came in at $282.7 million, which was below our guided range by about $2 million but was negatively impacted by the unanticipated revenue deferrals, totaling about $4 million that I just mentioned.

Cash flow from operations for the quarter was quite strong, as expected. This metric is normally seasonally strong in the fourth quarter because trucking activity slows during the last week of the year, which causes Comdata's receivable balances to drop. Cash flow from operations was $74 million, and capital expenditures came in about where we expected, at $14.6 million. This drove an increase of $55.7 million in our cash balance from the end of the third quarter. Our debt balance actually rose slightly in the quarter because we borrowed against Comdata's receivable securitization credit line to finance their acquisition of HQ Gift Cards, LLC during the quarter.

In the fourth quarter we repurchased 1.6 million shares of stock for $40 million. Option exercises totaled 3 million shares and generated cash proceeds of $53.5 million in the quarter. For the year, we repurchased 13 million shares for an average price of slightly over $24. Our stock repurchase program offset significant option exercises and still reduced the outstanding share count by 2.9% . We have 2.6 million shares remaining in our repurchase authorization.

Now let me cover the HRS business in more detail. Total HRS revenue was up about 3% to $282.7 million. As mentioned earlier, deferred revenue was again a factor impacting the reported performance of the HRS business. In the fourth quarter, revenue deferrals increased nearly $15 million worldwide, and a large portion of this was forecasted. I would characterize approximately $4 million of the deferrals, however, as negatively impacting our top line performance relative to guidance. Deferred revenue related to HRS has nearly doubled over the past 12 months. We now have approximately $60 million of deferred HRS revenue on our balance sheet. This represents a growing balance of embedded revenue and profit that will eventually run through our P&L statement. In fact, deferred revenues, net of deferred costs in the HRS business, amounts to approximately $40 million. Said simply, this is the deferred profit sitting on our balance sheet at the end of the 2006.

Overall order growth in HRS for the quarter was about flat year-over-year. Orders in Canada were very strong, offsetting decreases in the US and UK. For the year, both
Canada and the UK had very strong double-digit order growth, while the US business was about flat year-over-year. One factor that dampened year-over-year order growth in the US was the redirection late in 2006 of most of our customer account executives from a sales and service focus to a strictly service focus. This was done in response to a slip in customer retention that we saw during the third quarter.

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

Customer retention appears to have stabilized in Q4 and we believe this action was one of the reasons for the stabilization. Sales activities that were formerly carried out by the account executives have been reassigned to a group within the direct sales force and should revive as that group gears up this year. We are also seeing good signs that our expanded US sales force is gaining momentum.

Another positive factor is that our float balances averaged $2.75 billion in the fourth quarter, up 9.1% over last year. Yield on our float balances was up 29 basis points to
4.7%, driven by a 150-basis point increase in the feds fund rate versus last year. Higher interest rates contributed about $2 million to the top and bottom line performance of the HRS business in the quarter.

Fourth quarter operating margins in the HRS business are normally seasonally strong because of year end W-2 revenue and year end-related payroll activities. This quarter was no exception. Margins were 12.9%, which was well above our expected range of 11 to 12%. In the prior year fourth quarter, we reported operating margins of 7.2% .
For the year, we hit the high end of the target we set last May, with margins of 8.9% compared to 4.2% in 2005.

The improvement in operating margins for the year was driven mainly by good cost management and productivity improvements resulting from initiatives that we put in place during 2005 and throughout 2006 and by higher interest income on the growing float balance. The initiatives that had the most impact on margins this quarter were a return to profitability in the UK, improved performance in benefit services, head count controls in the US, data center and other consolidation efforts in the US payroll and
HR business, and reductions in shared services costs, as well as reductions in our legacy pension costs. We are also pleased to report that each of the businesses within
HRS made progress toward the longer-term margin objectives that they set last year.

Ceridian Canada continued to lead the way with a very strong performance in 2006. Revenue growth, margins, and order levels all met or exceeded plan for the year. UK showed a nice turnaround in 2006. After reporting a small loss in 2005, this business returned to profitability in 2006. The US payroll tax business fell somewhat short of its revenue targets in 2006 but delivered a strong margin performance. We are optimistic that our reinvigorated sales force and improving retentions levels will drive an acceleration in revenue starting in 2007.

In the US small business arena, revenue declined year-over-year as planned, but margins improved because of our efforts to refocus this business. A new processing platform was delivered in the third quarter of 2006, which should help drive meaningful revenue growth in 2007. Ceridian's benefits business grew revenue and margins in 2006 despite the sale of the RPS business in mid year. The team there has made substantial progress in making operational improvements and in reinvigorating its broker sales channel. The benefits business is on track to deliver on the longer-range plans they committed to last spring.

Our foremost challenge in the LifeWorks business is to drive top line growth. Margins have remained at healthy levels despite some pressure as contracts have been renewed.
The recent acquisition of Leade Health will drive incremental revenue and growth of the commercial business in 2007. And we're looking forward to resuming growth on the government side of this business, starting with the renewal of the DOD contract, which we are still waiting a decision on. The HRO business had revenue growth in 2006 but continued to be impacted by accounting deferrals. The good news is that this business is gaining momentum. We doubled new contract signings in 2006 and have already closed on two new contracts in 2007.

Now I'll make a few comments about Comdata's results for the quarter. Comdata had another excellent quarter. Revenue was up 16%, and operating margins were 33%.
Comdata's revenue growth was still very strong after adjusting for the HQ acquisition, which accounted for over 4 points of growth in the quarter. Fuel prices were down modestly on a year-over-year basis in the fourth quarter and negatively impacted Comdata's total growth by 75 basis points this quarter. For the quarter, diesel fuel averaged
$2.50 per gallon versus $2.64 per gallon in the fourth quarter of 2005.

Overall growth in transportation was in the mid single digits. Lower fuel prices negatively impacted growth in transportation services by just over 1%, and the over-the-road trucking transactions were up modestly in the quarter. Growth in business fleet services, which is what we used to call local fueling, and the Comdata card, which we used to call BusinessLink, drove the top line growth. Both of these areas grew well over 20%. Major signings in the transportation segment this quarter included Nestle, Best Buy, and Allied Waste.

Retail services revenue grew organically by over 25% in the quarter. Growth was driven by higher processing volumes, both domestically and internationally. Both card and processing revenues showed strong double-digit growth. Gross billings at SVS accelerated sequentially and were strong in the quarter, which is a favorable indicator of future growth. Major new customer signings in the retail services side of the business this quarter included Roundy's for Private Label, Ritmo Latino in Brazil, Hollands in Sweden,
BNQ in Europe and Asia, Claire's in the UK and medium market Saturn in 10 countries.

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

The impact of derivative instruments on Comdata's results for the quarter was a loss of $368,000, which is minimal. Last year, diesel fuel price derivatives positively impacted Comdata's pretax profit for the quarter by $0.9 million. We have not entered into fuel price derivative contracts in 2007 at this point, since the spread between current prices and future prices is not attractive right now. We will continue to evaluate this situation throughout the year.

Turning to 2007 guidance. Earnings per diluted share for 2007 are expected to be between $1.25 and $1.35, not including costs related to the election of Directors at the
Company's next annual meeting of shareholders. Total 2007 revenue is expected to grow 5% to 9% to a range of $1.650 billion to $1.700 billion. HRS revenue for the year is expected to grow in the mid single digits on a percentage basis. Comdata revenue is expected to grow in the low double digits on a percentage basis. HRS segment margins as a percent of revenue are expected to improve by at least 200 basis points over 2006.

Comdata margins as a percentage of revenue are expected to remain in the low 30s on a percentage basis, subject to potential incremental investments in future growth initiatives during the year. Effective tax rate for 2007, exclusive of discreet items, is expected to improve by approximately 1% to 37.5% . Cash flow from operations for
2007 is expected to be in excess of $225 million. Capital expenditures and depreciation and amortization for 2007 are expected to be approximately $65 million and $85 million, respectively.

Now I'll turn the call back over to Kathy. Kathy?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Thank you, Doug. Once again, I'm very happy to be here, and I'm obviously very pleased with the results we announced today. The fourth quarter earnings performance was solid. We exceeded earnings, cash flow and margin targets for the year, and the fundamental quality of our businesses gives me confidence in our future. There is certainly work to be done, and we are aggressively moving forward to capitalize on our leading positions in the strong markets in which we operate. We have strengthened the already talented team at Ceridian, and together we have a clear set of goals and the strategy to achieve them.

With that, we'll open up the call to answer your questions. Operator?
Q U E S T I O N    A N D    A N S W E R

_________________________________________________________________________________________________________________________________________
Operator

[OPERATOR INSTRUCTIONS]

Your first question comes from Elizabeth Grausam.

_________________________________________________________________________________________________________________________________________
Elizabeth Grausam - Goldman Sachs - Analyst

Hi. I just wanted to ask a little bit more about the HRS margin and the 200 basis points of improvement you expect in the year. How comfortable do you feel with that, and does that have any expectation that you're going start to accelerate order growth over the course of the year, and when could we see that happen?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Well, given the strong performance we had in the fourth quarter, and even what we're seeing in January, we have a good deal of confidence in our guidance. As I mentioned earlier, we have brought in some strong sales people. We are seeing more productivity out of that sales force. However, it does take some time to get the orders once the sales have been signed. So we expect to see results from our orders, more coming in towards the end of the year. However, again, with our current performance, we are very confident in achieving our guidance.

_________________________________________________________________________________________________________________________________________
Elizabeth Grausam - Goldman Sachs - Analyst

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

And on the Comdata division, you say in your guidance that there's some potential for incremental investments in future growth initiatives. Could you share with us what those potentially could be through M&A or other areas of R&D internally of what you may expect in that division going forward?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Well, as I'm sure you know, this is a great Company and a very strong growing market, with lots of opportunities, and we do have about $8 to $10 million of investment dollars set aside to capitalize on those opportunities as they arise. They could be small consolidating acquisitions or some opportunistic investments. However, probably, they are focused on the international side as well. But it's a great business, and we want to keep innovating and growing that business.

_________________________________________________________________________________________________________________________________________
Elizabeth Grausam - Goldman Sachs - Analyst

Great. Thanks. Just, what are your expectations for share repurchases in 2007, anticipating your guidance, and is there potential to up that share repurchase program?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

We currently have the authority to repurchase 2.5 million shares, and we may make purchases as appropriate. As far as any further authorization, that's a decision that would have to be made by the Board.

_________________________________________________________________________________________________________________________________________
Elizabeth Grausam - Goldman Sachs - Analyst

Thank you.

_________________________________________________________________________________________________________________________________________
Operator

The next question comes from Adam Frisch.

_________________________________________________________________________________________________________________________________________
Steve Stout - UBS - Analyst

Hey, guys, it's Steve Stout for Adam.

Kathy, can you give us a little bit of background? You came from the fleet and the payments businesses. I would like to get an idea of what you have done to learn the
HRS business and, perhaps, what specifically you think is the most significant margin expansion opportunity in the business right now that you have identified.

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Well, in the first three months that I've been here, I've spent an enormous amount of time on the road, with employees, and with customers, having very extensive conversations with both of those groups, which I believe is the best way to understand the business. Where I see great potential in improving the margins of the HRS business and, specifically, payroll is doing what I've done in the past time and time again in multiple B to B companies that are focused on service delivery and information and payments, and that is, provide repeatable and reliable service in what you do. So get those paychecks out there accurately and on time and do it consistently.

So we will focus on improving our operating process and reliability and in executing consistently the delivery of our paychecks in a timely fashion. I believe service reliability will drive huge improvements in margin. Secondly, what you also get from that is a lift in your retention rates and your top line. So that is what I think I have great confidence around delivering that 200 basis point improvement.

_________________________________________________________________________________________________________________________________________
Steve Stout - UBS - Analyst

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

And maybe Doug can chime in here. The 200 basis points that you mention, Doug said at least 200 basis points. Has there been any change whatsoever in that 11 to 12%
range that you gave, Doug, in your presentation back in May?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Well, I think if you look at the fact that we'll report near 9% this year, and we're looking at 200 basis points, we're approaching that 11% number that was not guided, but was simply a longer-term target, Steve. But I think we're very much on the path. We know we have some interest rate lift that will come in this coming year. On the reverse side we're probably not going to get some lift out of state unemployment taxes.

But principally, you know, revenue is reasonably predictable for us, but for late in the year when sales orders can have an impact on revenues. And much of this is going to do with productivity and retention and the things that we can manage. So, I think that the 200 basis points is very much in the range that we had hoped that we could achieve in '07.

_________________________________________________________________________________________________________________________________________
Steve Stout - UBS - Analyst

Do you guys still want to increase your sales force by about 10%? I think you had mentioned that on the last earnings call in the back half of the year.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Steve, we did -- we have increased our sales force. I think we're done with the additions there. So, we were up I think 50 or 60 people from the prior year. And that was intentional, that was planned, it was in our numbers, it's in our numbers. And that's where we have significant hope of accelerating our order growth.

_________________________________________________________________________________________________________________________________________
Steve Stout - UBS - Analyst

Okay. Kathy, is there anything in that margin expansion that you feel like maybe you need to keep in some of those costs, or maybe keep some of that expansion in-house a little bit to make additional investments, or are you pushing forward with that expansion as aggressively as possible?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

In order to improve our margins, you really have to work on both parts of the P&L. You've got to drive top line growth while driving operating efficiency and getting your costs down. So we will have, in order to get those results, we will have to continue to focus on great account executive management, great sales productivity, as well as operating excellence. We'll do both.

_________________________________________________________________________________________________________________________________________
Steve Stout - UBS - Analyst

Okay. Thanks, guys.

_________________________________________________________________________________________________________________________________________
Operator

Your next question comes from Jim Kissane.

_________________________________________________________________________________________________________________________________________
Jim Kissane - Bear, Stearns, & Co. - Analyst

Thanks. Doug, can you give us a little bit more color on the revenue deferrals in the HR business? It seems like you're having some implementation issues or challenges meeting the milestones.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

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Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

No, Jim, I wouldn't label it as implementation issues. It has more to do with the nature of the contracts we're signing and when we sign them. We had planned for revenue deferrals in our forecast and guidance in the fourth quarter. We actually-- when you get to the end of the year, you look at what you have in queue and the timing of when you actually get to sign the contract. So we were-- we did not anticipate about $4 million at the end of the year out of the 15 that we grew in the fourth quarter, but I don't view that as an operational issue. I view it more as an accounting and revenue recognition matter that we just have to look at every time we close the books.

_________________________________________________________________________________________________________________________________________
Jim Kissane - Bear, Stearns, & Co. - Analyst

Okay And SG&A was much lower than I was modeling. What's driving that, and is it sustainable in '07?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

You know, what's driving that, again, is we are getting less complex to deal with. We are dealing with our technology challenges and getting more reliable there and focusing on the significant few. We're de-layering and becoming less bureaucratic. We're eliminating costs that don't add value, and we're going to continue to do that in our operating plan.

_________________________________________________________________________________________________________________________________________
Jim Kissane - Bear, Stearns, & Co. - Analyst

Can you give us your targets for HR orders in '07? I think for '06 they were mid teens. And I think you came in, I guess, somewhat below that.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

I'm sorry. I was thinking of something else. Jim, what was your question again?

_________________________________________________________________________________________________________________________________________
Jim Kissane - Bear, Stearns, & Co. - Analyst

Sorry, Doug. Your targets for HR order growth in '07. And if you can just give us what you came in at for the full year '06, because I think originally you were targeting mid teens.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

We typically don't disclose that in any detail, Jim. But, I think what I indicated in my notes was that we had very strong double-digit order growth in UK Canada, which were very positive signs. If you recall, last year we had growth issues there. In the US we were about flat year-over-year in order growth. We do expect that to increase this coming year as a result of some of these sales initiatives.

Jim, could I comment -- one other item on your SG&A question? I think -- we would like to get a little credit, too, for some of the initiatives we took -- we did in '05. If you recall, in each of the quarters we did some, what I'll call, kind of mini restructurings within each of the businesses, small business UK and the US. Many of those initiatives have helped us drive to lower costs, both in the cost of sales as well as the SG&A area. And, again, those were investments that cost us in '05 that we believe are yielding benefits in our cost structure in '06.

_________________________________________________________________________________________________________________________________________
Jim Kissane - Bear, Stearns, & Co. - Analyst

Great. Thanks, Doug.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Sure.

_________________________________________________________________________________________________________________________________________
Operator

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

Your next question comes from Craig Peckham

_________________________________________________________________________________________________________________________________________
Craig Peckham - Jefferies and Co. - Analyst

Good morning. Can you tell us what you're assuming for earnings or loss out of the HR BPO business in 2007?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

We have, we are -- I'm hesitating only because we have lots of allocations that we have to make to get to the HRO number. We are roughly -- we were roughly in the $10 million loss range in '06, and I think we'll be modestly better than that in '07.

Craig, you'll very much recall, and we've said it over and over again, the deferrals have the most impact on this business. And so what happens is we defer a lot more revenue than costs that we can capitalize. So the margin impact is so delayed on HRO businesses and contracts, that it's just--it takes us a little longer to get that margin accretion happening. We should begin to see that, though, again, with the contract signings in '06, as well as the ones that we're signing in early '07. We'll start to feel the impact of that, I think, more greatly in '08.

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

The model that that team has put in place has seen ever-increasing improvement in margins. We're signing profitable contracts. We had a strong January already in our signings for the year, and we see nothing but upward trends for that business right now. We're committed to the HRO business.

_________________________________________________________________________________________________________________________________________
Craig Peckham - Jefferies and Co. - Analyst

Okay. Thanks for that. And could you just confirm, when was Greenhill hired? There's a press release this morning, but there was a letter some weeks back indicating that the Company had hired an advisor.

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

I honestly -- a couple of weeks ago. I don't recall the exact date. Early January.

_________________________________________________________________________________________________________________________________________
Craig Peckham - Jefferies and Co. - Analyst

Okay. Thanks.

_________________________________________________________________________________________________________________________________________
Operator

Your next question comes from Mark Marcon.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Good morning. Congratulations on increasing the fee EBIT margins, ex float, on the HRS business. Obviously, that's a huge improvement. When you're talking about the
200 basis points, is there any way to drill down just a little bit more in terms of specifically where that's going to come out in terms of whether it's going to be on the payroll and tax services, the benefits, LifeWorks? How should we think about that? Then also, I notice the R&D as a percentage of revenue seemed to decline a little bit.
Are there savings that can come out of that area? Then I've got a follow-up.

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

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Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

As far as where we think the 200 basis points is going come from, it will primarily come through our payroll tax business. That is where a lot of our efforts are focused. In all the businesses, though, the leaders have great plans to continue to grow those businesses and improve the margins. But quite a bit of the improvements will come from the payroll business, and, specifically it will come from things like implementation.

You know, we will improve our implementation process. We'll get the errors out. We'll get it done quicker, so the costs will come down. And as the customer has a better experience, we assume we'll get more business from them, and we'll get more of it more quickly. So, it's those types of very specific improvements in our payroll space that we believe will drive that improvement.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Okay. And there was some discussion with regards to retention. What was the client retention rate in this quarter, and what sort of an improvement are you targeting for '07?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Well, Mark, I think, just to give context, we said that we had maybe a 100 to 200 basis point slip in Q3. I think we're back, nearing, let's say, our historical levels, which are at the 90+% basis. Again, it's hard to get very precise, and a couple months doesn't necessarily give you the final answer. But I think what we believe is that we have stabilized retention based on the efforts that we put in place, that we acknowledged in Q3, and we're seeing a stabilization and an improvement there. I think to Kathy's point, there are other initiatives that we hope to even increase that retention rate in '07, which will be part of our performance plan as well.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Would that be like 100 basis points type of improvement -- ?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

I can't get precise, but we hope to improve it.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Okay. And then last question, and then I'll jump back into queue. This is for Kathy. There's been some debate in terms of what your thoughts are with regards to acquisitions on a go-forward basis. I was wondering if you wanted to take the opportunity to kind of clarify your thoughts in terms of what sort of role future acquisitions might play in the future of Ceridian?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Well, we have in the past quarter made two small consolidating acquisitions, one in our LifeWorks business with Leade Health and another in Comdata with the HQ acquisition. We will continue to make smart, small consolidating acquisitions in our strong businesses. As I have stated publicly, and I will restate here, it would be imprudent to preclude the possibility of pursuing an attractive transaction if it arose. However, acquisitions are not our current focus, and we do not have plans to pursue large acquisitions over the next year.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Great. Thank you.

_________________________________________________________________________________________________________________________________________
Operator

[OPERATOR INSTRUCTIONS]

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

Your next question comes from Tien-tsin Huang.

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

Hi, this is David Cohen for Tien-tsin. Doug, just a question on the 200 basis points. How much of that do you expect to come from float?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

I think the interest rate and float effect is about 75 basis points, David.

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

Okay. That's great. And then -- ?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Mostly, as you know, mostly early in the year, as well. It's heavily focused in the first four months of '07.

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

Okay. And then, what was the-- you talked about the margin improvement in HR, those numbers were including float. What was the -- what was the improvement ex float?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

You're talking in '06?

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

'06 versus 05.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

I think about half of our margin improvement was float driven. Float -- I'm sorry, float and interest rate driven, and the other half was operational improvement.

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

Great. And I know in the past, the long-term target has been 20% operating margins for HR. Kathy, what's your thought on that, having had a few months to take a look and see what's going on? Does that seem achievable? Does it seem aggressive? Would you comment on that?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

What I have seen since I've been here, the past 12 months of accomplishment, what I'm even seeing in January, gives me confidence that we'll continue to drive the improvement that we have seen in the past on a go-forward basis. And I see nothing or no reason why we wouldn't have industry-competitive margins in the future.

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Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

Okay, great. Then just a quick question on Comdata. Anything in terms of either large renewals or large number of small renewals that we should be thinking about in
'07?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

No, no. Again, that business, there's nothing, if you're asking concerns, no concerns and no large renewals pending.

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

I think you know our retention rates in Comdata are very, very high.

_________________________________________________________________________________________________________________________________________
David Cohen - JPMorgan Chase & Co. - Analyst

Okay, great. Thank you.

_________________________________________________________________________________________________________________________________________
Operator

Your next question comes from Charlie Murphy.

_________________________________________________________________________________________________________________________________________
Charlie Murphy - Morgan Stanley - Analyst

Thanks very much. I was wondering, Doug, how much in revenue and EBIT in '07 you're building in to the LifeWorks DOD contract and for the FOH contract?

_________________________________________________________________________________________________________________________________________
Doug Neve - Ceridian Corporation - CFO

Yes, we are assuming in our guidance, our annual guidance, that we will retain the DOD business at about the levels that we are at today, which is roughly in the $50 million annual range. The-- we have not built in any revenue in our forecast for FOH, which now is going to go through a resubmission process, and so we did not build that in.

_________________________________________________________________________________________________________________________________________
Charlie Murphy - Morgan Stanley - Analyst

Okay, great. Then I was just wondering if there's any type of timeframe you want to let us know about in terms of when the Board might decide on the financial advisor strategy?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

We have great financial advisors, and we will consider all strategic alternatives, and we commit to working and progressing in a very timely fashion.

_________________________________________________________________________________________________________________________________________
Charlie Murphy - Morgan Stanley - Analyst

Okay. Thanks very much.

_________________________________________________________________________________________________________________________________________
Operator

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

Your final question comes from Mark Marcon.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Wondering with regards to the -- with regards to the DOD contract, when would you expect to hear some sort of finalization in terms of whether that's been renewed or not?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Though I haven't been here, I have heard that every month we say it's eminent. It is the government we're dealing with, and they are on their own schedule. We do believe, again, within the next month or so, we should be hearing. And, again, they are very happy with the program, and we have every reason to believe that it will be a positive outcome.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Great. Then with regards to the pace of margin improvement in the HRS business, to what extent is that going to be more front end loaded or more back end loaded? You mentioned earlier that the float, obviously, is going to impact more in the early portions, and I imagine the operating improvements would be more in the back end. But, wondering if you could clarify or provide any detail?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Embedded in the margins is seasonality, putting the seasonality aside. Again, we expect steady progress. You improve your operating capabilities, expenses come down, and your customers are more satisfied, and you tend to get more revenue growth. And we see that as being a fairly consistent improvement over the next year.

_________________________________________________________________________________________________________________________________________
Mark Marcon - Robert W. Baird & Company, Inc. - Analyst

Great. Thank you.

________________________________________________________________________________________________________________________________________
Operator

Thank you. There are no further questions. Are there any closing remarks?

_________________________________________________________________________________________________________________________________________
Kathy Marinello - Ceridian Corporation - President, CEO

Again, thank you for joining us today. And, as we said, we're really pleased with our strong performance over the last quarter and with the fundamental quality of our businesses. There's work to be done, and we are aggressively moving forward to strengthen what's already a strong business. Thank you.

_________________________________________________________________________________________________________________________________________
Operator

Thank you. This concludes today's conference call. You may now disconnect.

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

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FORWARD LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Certain matters discussed in this press release that are not historical or current facts constitute forward-looking statements that deal with potential future circumstances and developments. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements. Such risks and uncertainties include the economic conditions in Ceridian's markets, competitive conditions, customer acceptance of
Ceridian's services, and those additional factors that are identified and discussed from time to time in Ceridian's filings with the
Securities and Exchange Commission (the “SEC”), including those factors discussed in Part I, Item 1A, “Risk Factors” of Ceridian's
Annual Report on Form 10-K for the year ended December 31, 2005, as such factors are amended and supplemented by the risk factors contained in Part II, Item IA, “Risk Factors” of Ceridian's Quarterly Reports on Form 10-Q for the periods ended March 31,
2006, June 30, 2006, and September 30, 2006. This press release speaks only as of its date, and Ceridian disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN
THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE
MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., the company’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC’s website at http://www.sec.gov. Free copies of Ceridian’s SEC filings are also available on Ceridian’s website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

FINAL TRANSCRIPT

Feb. 13. 2007 / 9:00AM ET, CEN - Q4 2006 Ceridian Earnings Conference Call

Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from
Ceridian’s stockholders with respect to the matters to be considered at Ceridian’s 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its definitive proxy statement for its 2006 Annual Meeting filed with the SEC on March 27, 2006, and on Ceridian’s website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian’s 2007 Annual Meeting.